                                                                     EXHIBIT 4.3


                 RESTATED CERTIFICATE OF DESIGNATION, POWERS,
                         PREFERENCES AND RIGHTS OF THE
                                PREFERRED STOCK
                                      OF
                       COLLEGE TELEVISION NETWORK, INC.
                               TO BE DESIGNATED
                          CONVERTIBLE PREFERRED STOCK
       _________________________________________________________________

                 Pursuant to the provisions of Section 151(g)


                       of the General Corporation Law of

                             the State of Delaware
       _________________________________________________________________

     College Television Network, Inc., (the "Corporation") a corporation
                                             -----------
organized and validly existing under the General Corporation Law of the State of Delaware, filed its original Certificate of Incorporation with the Corporations Division on August 17, 1989. Under the provisions of and subject to the requirements Section 151(g) of the General Corporation Law of the State of Delaware, I, the undersigned, desiring to designate the powers, preferences and rights of the series of preferred stock of the Corporation to be designated Convertible Preferred Stock, do HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation at a special meeting held on July 19, 1999:

     WHEREAS, the Amended and Restated Certificate of Incorporation, dated November 10, 1997 ("Amended Certificate"), authorizes a class of stock
                    -------------------
designated as Preferred Stock (the "Preferred Stock"), comprising 2,000,000
                                    ---------------
shares, par value $0.001 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in the FOURTH paragraph of the Amended Certificate, to fix or alter the voting powers, designations, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of Preferred Stock within the limitations set forth in the Delaware General Corporation Law;

     WHEREAS, as of the date hereof, there are no issued and outstanding shares of Preferred Stock;

     WHEREAS, based on the foregoing, there remains 2,000,000 shares of the Company's authorized but unissued Preferred Stock eligible for designation as a new series thereof; and

     WHEREAS, it is the desire of the Board of Directors of the Company to designate one new series of Preferred Stock and to fix the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, as provided herein.

     NOW, THEREFORE, BE IT RESOLVED, that the Company, does hereby cancel any previous rights, preferences or designations for the Preferred Stock and does hereby designate 2,000,000 shares of the authorized but unissued Preferred Stock as Convertible Preferred Stock (the "Convertible Preferred Stock") and does
                                     ---------------------------
hereby fix the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the

Convertible Preferred Stock to be as follows:

                       CONVERTIBLE PREFERRED STOCK TERMS
                       ---------------------------------

     Section 1  Dividends.
                ---------

     1A.  General Obligation.
          ------------------

     (i) When and as declared by the Corporation's board of directors, and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Convertible Preferred Stock (the "Convertible Preferred") as provided in this
                                  ---------------------
Section 1. Dividends on each share of the Convertible Preferred (a "Share")
- ---------                                                            -----
shall accrue on a daily basis at the rate of 12% per annum on the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation.

     (ii) Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of the dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times
                           ----------------
transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

     1B.  Dividend Reference Dates. To the extent not paid on March 31, June 30,
          ------------------------
September 30 and December 31 of each year, beginning September 30, 1999 (the "Dividend Reference Dates"), all dividends which have accrued on each Share
 ------------------------
outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof. Such accumulated dividends shall not be payable until conversion of such Share into Conversion Stock, unless earlier declared by the Corporation's board of directors.

     1C.  Distribution of Partial Dividend Payments. Except as otherwise
          -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of Dividends then accrued with respect to the Convertible Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

     1D.  Participating Dividends. In the event that the Corporation declares
          -----------------------
or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Convertible Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Convertible Preferred had all of the outstanding Convertible Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     Section 2  Liquidation.
                -----------

     Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Convertible Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of the following: (a) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon) and (b) the aggregate amount that would receivable by such holder of Convertible Preferred if the Convertible Preferred held by such holder had been converted into Conversion Stock in accordance with Section
                                                                        -------
6 immediately prior to such distribution or payment. Upon such distribution or
- -
payment, the holders of Convertible Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Convertible Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then
                                                               ---------
the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of the Convertible Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Convertible Preferred held by each such holder. Not less than 60 days prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Convertible Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Upon the election of the holders of a majority of the outstanding Shares, any consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), or any sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.
                           ---------

     Section 3  Priority of Convertible Preferred  on Dividends and Redemptions.
                ---------------------------------------------------------------

     So long as any Convertible Preferred remains outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, provided that the Corporation may repurchase shares of Common Stock from present or former employees or consultants of the Corporation and its Subsidiaries, nor shall the Corporation directly or indirectly pay any dividend or make any distribution upon any Junior Securities if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Convertible Preferred or the Corporation has failed to make any redemption of the Convertible Preferred required hereunder.

     Section 4  Redemptions.
                -----------

     4A.  Scheduled Redemptions. At the election of the holders of a majority
          ---------------------
of the outstanding Shares, the Corporation shall redeem all outstanding Shares of Convertible Preferred on July 23, 2006, at a price per Share (the "Redemption
                                                                      ----------
Price") equal to the greater of the following: (a) the Liquidation Value thereof
- -----
(plus all accrued and unpaid dividends thereon) and (b) the Market Price of the Common Stock issuable upon conversion of the Convertible Preferred.

     4B.  Redemption Payments. For each Share which is to be redeemed hereunder,
          -------------------
the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash from immediately available funds at a price per Share equal the Redemption Price. If funds of the Corporation which are legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Redemption Price payable to each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     4C.  Determination of the Number of Each Holder's Shares to be Redeemed.
          ------------------------------------------------------------------
The number of Shares of Convertible Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

     4D.  Dividends After Redemption. No Share shall be entitled to any
          --------------------------
dividends accruing after the date on which a redemption consideration of such Share (including all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

     4E.  Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed
          -------------------------------------
or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

     Section 5  Voting Rights. The holders of the Convertible Preferred shall
                -------------
be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws shall be entitled to vote on all matters submitted to the stockholders for a vote (including the election of directors), such that the holders of the Convertible Preferred shall vote together with the holders of the Common Stock as a single class, with each Share of Convertible Preferred being entitled to vote on an as-if-converted basis based on the number of shares of Conversion Stock into which such Share of Convertible Preferred is convertible as of the Original Issue Date.

     Section 6  Conversion.
                ----------

     6A.  Conversion Rights and Procedures.
          --------------------------------

     (i) At any time and from time to time, any holder of Convertible Preferred may convert at its sole option all or any portion of the Convertible Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $15.00 and dividing the result by the Conversion Price then in effect with respect to such Shares. The initial Conversion Price of each Share of Convertible Preferred shall be $6.854, as adjusted for stock splits, stock dividends, recapitalizations and other similar events.

     (ii) Except as otherwise provided herein, each conversion of Convertible Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Convertible Preferred to be converted have been surrendered for conversion at the principal office of the Corporation (the "Conversion Date"). At the time any
                                              ---------------
such conversion has been effected, the rights of the holder of the Shares converted as a holder of Convertible Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

     (iii) The conversion rights of any Share shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Redemption Price in accordance with Section 4A.
                                                       ----------

     (iv) Notwithstanding any other provision hereof, if a conversion of Convertible Preferred is to be made in connection with a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Convertible Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

     (v) As soon as possible after a conversion has been effected (but in any event within ten business days in the case of subsection (a) below), the
                                                  --------------
Corporation shall deliver to the converting holder:

               (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (b) payment in an amount equal to all dividends accrued in accordance with Section 1 hereof with respect to each Share converted which
                     ---------
     have not been paid prior thereto plus the amount payable with respect to fractional shares of Conversion Stock in accordance with subsection (xi)
                                                              ---------------
     below; and


               (c) a certificate representing any Shares of Convertible Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

     (vi) The Corporation shall declare the payment of all dividends payable under subsection (v)(b) above. If the Corporation is not permitted under
              -----------------
applicable law to pay any portion of the accrued and unpaid dividends on the Convertible Preferred being converted, then the Corporation shall pay such dividends in cash to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

     (vii) Any holders of Convertible Preferred may elect at their sole discretion to convert the cash dividends payable with respect to such holder's Convertible Preferred into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose by the Conversion Price then in effect with respect to such Shares of Convertible Preferred.

     (viii) The issuance of certificates for shares of Conversion Stock upon conversion of Convertible Preferred shall be made without charge to the holders of such Convertible Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Convertible Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

     (ix) The Corporation shall not close its books against the transfer of Convertible Preferred or of Conversion Stock issued or issuable upon conversion of Convertible Preferred in any manner which interferes with the timely conversion of the Convertible Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

     (x) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Convertible Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Convertible Preferred.

     (xi) If any fractional interest in a share of Conversion Stock would, except for the provisions of this Section 6A(xi), be delivered upon any
                                  --------------
conversion of the Convertible Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

     6B.   Adjustments to Conversion Price On or Prior to the Third Anniversary
           --------------------------------------------------------------------
of the Date of Issuance.
- -----------------------

     (i) From the date of issuance to and including the third anniversary of the date of issuance of a Share of Convertible Preferred, the Conversion Price of each Share of Convertible Preferred shall be subject to adjustment from time to time pursuant to this Section 6B.
                         ----------

     (ii) If on any Dividend Reference Date the Average Trading Price is less than the Conversion Price then in effect with respect to any Share of Convertible Preferred, then such Conversion Price shall be reduced to equal such Average Trading Price; provided that in no event shall the Conversion Price be
                       --------
reduced pursuant to this Section 6B(ii) below $2.75 (as adjusted for stock
                         --------------
splits, stock dividends, recapitalizations and other similar events).

     6C.   Adjustments to Conversion Price Following the Third Anniversary of
           ------------------------------------------------------------------
the Date of Issuance
- --------------------

     (i) Following the third anniversary of the date of issuance of such Share of Convertible Preferred, the Conversion Price with respect to any Share of Convertible Preferred shall be subject to adjustment from time to time pursuant to this Section 6C and Section 6D in order to prevent dilution of the conversion
        ----------     ----------
rights granted under this Section 6.
                          ---------

     (ii) If and whenever following the third anniversary of the original date of issuance of the Convertible Preferred the Corporation issues or sells, or in accordance with Section 6D is deemed to have issued or sold, any share of Common
                ----------
Stock or any warrants, options or other rights to purchase Common Stock (except as provided by Section 6C(iii) below) for (x) consideration per share less than
               ---------------
the Conversion Price in effect with respect to any Share of Convertible Preferred immediately prior to such time or (y) consideration per share less than the Market Price of the Common Stock as of the date of issuance, then immediately upon such issue or sale or deemed issue or sale such Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect with respect to any Share of Convertible Preferred immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

     (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the granting of stock options to employees, directors, consultants and vendors of the Corporation and its Subsidiaries or the exercise thereof (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations and such number shall include all stock options outstanding as of the date of the Purchase Agreement).

     6D.   Effect on Conversion Price of Certain Events. For purposes of
           --------------------------------------------
determining the adjusted Conversion Price under Section 6B and Section 6C, the
                                                ----------     ----------
following shall be applicable:

     (i)   Issuance of Rights or Options. If the Corporation in any manner
           -----------------------------
grants or sells any Options and the price per share for which the Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than
(a) the Conversion Price in effect with respect to any Share of Convertible Preferred immediately prior to the time of the granting or sale of such Options or (b) the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section 6D(i), the "price per share for which Common Stock is
                 -------------
issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (ii)  Issuance of Convertible Securities. If the Corporation in any manner
           ----------------------------------
issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than (a) the Conversion Price in effect with respect to any Share of Convertible Preferred immediately prior to the time of such issue or sale or (b) the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 6D(ii),
                                                              --------------
the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 6, no further adjustment of the Conversion Price
- ---------
shall be made by reason of such issue or sale.

     (iii) Change in Option Price or Conversion Rate. If (a) the purchase price
           -----------------------------------------
provided for in any Options, (b) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or (c) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect with respect to any Share of Convertible Preferred at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of such Conversion Price then in effect, no such adjustment shall be made. For purposes of this
Section 6D, if the terms of any Exercisable Security or Convertible Security
- ----------
which was outstanding as of the date of issuance of the Convertible Preferred are changed in the manner described in the immediately preceding sentence, then such Exercisable Security or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

     (iv)  Calculation of Consideration Received. If any Common Stock, Options
           -------------------------------------
or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Options or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

     (v)   Integrated Transactions. In case any Options are issued in connection
           -----------------------
with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for a consideration of $.01.

     (vi)  Treasury Shares. The number of shares of Common Stock outstanding at
           ---------------
any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     (vii) Record Date. If the Corporation takes a record of the holders of
           -----------
Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     6E.  Subdivision or Combination of Common Stock. If the Corporation at any
          ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect with respect to any Share of Convertible Preferred immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect with respect to any Share of Convertible Preferred immediately prior to such combination shall be proportionately increased.

     6F.  Reorganization, Reclassification, Consolidation, Merger or Sale. Any
          ---------------------------------------------------------------
recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any
                          --------------
Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred then outstanding) to insure that the Convertible Preferred remains outstanding and each of the holders of Convertible Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Convertible Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Convertible Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall
                                   ---------     ----------     -
thereafter be applicable to the Convertible Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Convertible Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     6G.  Certain Events. If any event occurs of the type contemplated by the
          --------------
provisions of this Section 6 but not expressly provided for by such provisions
                   ---------
(including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding such rights granted to employees, directors, consultants and vendors), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price then in effect so as to protect the rights of the holders of Convertible Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease
                                                          ---------
the number of shares of Conversion Stock issuable upon conversion of each Share of Convertible Preferred.

     6H.  Notices.
          -------

     (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Convertible Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

     (ii) The Corporation shall give written notice to all holders of Convertible Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (iii) The Corporation shall also give written notice to the holders of Convertible Preferred at least 20 days prior to the date on which any Organic Change shall take place.

     Section 7.   Liquidating Dividends.
                  ---------------------

     If the Corporation declares or pays a dividend upon the Common Stock payable in a form other than in cash from earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of
- ---------------------
Convertible Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Convertible Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     Section 8.   Purchase Rights.
                 ----------------

     If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Convertible Preferred shall be entitled
 ---------------
to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Convertible Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 9   Events of Noncompliance.
                 -----------------------

     9A.  Definitions.  An Event of Noncompliance shall have occurred if:
          -----------

     (i) the Corporation fails to pay on when due the full amount of dividends then accrued on the Convertible Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

     (ii) the Corporation fails to make any redemption payment with respect to the Convertible Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

     (iii) the Corporation breaches or otherwise fails to perform or observe any other material covenant or agreement set forth herein or in the Purchase Agreement;

     (iv) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Convertible Preferred pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Convertible Preferred, is false or misleading in any material respect on the date made or furnished;

     (v) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

     (vi) a judgment in excess of $150,000 is rendered against the Corporation or any material Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

     (vii) the Corporation or any material Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $50,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $50,000 to become due prior to its stated maturity.

     9B.   Consequences of Events of Noncompliance.
           ---------------------------------------

     (i) Immediately upon the occurrence of an Event of Noncompliance has occurred, and for 90 days thereafter that such Event of Noncompliance is continuing, the dividend rate on the Convertible Preferred shall increase immediately by an increment of one percentage point. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one percentage points up the maximum rate permitted by applicable law; provided that in no event shall the dividend rate be increased pursuant to this sentence by more than five percentage points if such Event of Noncompliance is not curable under any circumstances. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists and the dividend rate shall return to the rate as determined according to
Section 1, subject to subsequent increases pursuant to this Section 9B.
- ---------                                                   ----------

     (ii) If any Event of Noncompliance exists, each holder of Convertible Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     Section 10   Registration of Transfer.
                  ------------------------

     The Corporation shall keep at its principal office a register for the registration of Convertible Preferred. Upon the surrender of any certificate representing Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such Convertible Preferred represented by the surrendered certificate.

     Section 11    Replacement.
                   -----------
     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 12    Definitions.
                   -----------

          "Average Trading Price" means the average of the closing prices of the
           ---------------------
Conversion Stock on the Nasdaq National Market under the symbol UCTN (as reported in The Wall Street Journal) on the 30 consecutive Trading Days ending on the Trading Day prior to the date of determination.

          "Change in Ownership" means any sale, transfer or issuance or series
           -------------------
of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and the Convertible Preferred as of the date of the Purchase Agreement, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

          "Common Stock" means, collectively, the Corporation's Common Stock,
           ------------
par value $0.005, and any capital stock, other than preferred stock of the Corporation, of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Common Stock Deemed Outstanding" means, at any given time, the number
           -------------------------------
of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6D(i) and
                                                            --------------
6D(ii) hereof whether or not the Options or Convertible Securities are actually
- ------
exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Convertible Preferred.

          "Conversion Stock" means shares of the Corporation's Common Stock;
           ----------------
provided that if there is a change such that the securities issuable upon conversion of the Convertible Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Convertible Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities directly or
           ----------------------
indirectly convertible into or exchangeable for Common Stock other than the Convertible Preferred.

          "Fundamental Change" means (a) any sale or transfer of more than 50%
           ------------------
of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Convertible Preferred are not changed and the Convertible Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

          "Junior Securities" means any capital stock or other equity securities
           -----------------
of the Corporation, except for the Convertible Preferred.

          "Liquidation Value" of any Share as of any particular date shall be
           -----------------
equal to $15.00, as adjusted for stock splits, stock dividends, recapitalizations and other similar events.

          "Market Price" of any security means the average of the closing prices
           ------------
of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 days ending on the Trading Day prior to the day as of which "Market Price" is being determined and the 30 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "Options" means any rights, warrants or options to subscribe for or
           -------
purchase Common Stock or Convertible Securities.

          "Original Issue Date" shall mean the date of the first issuance of any
           -------------------
shares of the Convertible Preferred regardless of the number of transfers of any particular shares of Convertible Preferred and regardless of the number of certificates which may be issued to evidence such Convertible Preferred Stock.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Purchase Agreement" means the purchase agreement dated as of the
           ------------------
Original Issue Date by and between the Company and U-C Holdings, L.L.C., as such agreement may from time to time be amended in accordance with its terms.

          "Redemption Date" as to any Share means the applicable date specified
           ---------------
herein; provided that no such date shall be a Redemption Date unless the redemption consideration determined in accordance with Section 4A is actually
                                                       ----------
paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

          "Trading Day" means (a) a day on which the Conversion Stock is traded
           -----------
on The Nasdaq Small-Cap Market, the Nasdaq National Market or other registered national stock exchange on which the Conversion Stock has been listed, or (b) if the Conversion Stock is not listed on The Nasdaq Small-Cap Market, the Nasdaq National Market or any registered national stock exchange, a day on which the Conversion Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Conversion Stock is not quoted on the OTC Bulletin Board, a day on which the Conversion Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding its functions of reporting policies).

     Section 13    Amendment and Waiver.
                   --------------------

     No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 14 hereof without the prior written
                            ----------    --
consent of the holders of a majority of the Convertible Preferred outstanding at the time such action is taken.

     Section 14    Notices.
                   -------

     Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, College Television Network, Inc., has caused this Certificate to be executed by its duly authorized representative as of July
21, 1999.


                                   COLLEGE TELEVISION NETWORK, INC.,
                                   a Delaware corporation


                                   By: ______________________________________
                                       Patrick Doran, Chief Financial Officer